UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: May 5, 2015
(Date of Earliest Event Reported)

MAXIM INTEGRATED PRODUCTS, INC.
(Exact Name of Registrant as Specified in Its Charter)

DELAWARE	1-34192	94-2896096
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

160 RIO ROBLES
SAN JOSE, CALIFORNIA	95134
(Address of Principal Executive Offices)	(Zip Code)

(408) 601-1000
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On May 5, 2015, in connection with Matt Murphy’s recent promotion to Executive Vice President, Business Unit and Sales, of Maxim Integrated Products, Inc. (the “Company”), the Compensation Committee of the Board of Directors of the Company approved the following changes to Mr. Murphy’s compensation: (a) annual base salary was increased to $470,000; (b) annual bonus target under the Company’s cash incentive compensation plan for executive officers applicable to fiscal year 2015 performance was increased; and (c) a grant of 67,500 restricted stock units that vest quarterly over four calendar years ending November 15, 2018, subject to Mr. Murphy's continued service with the Company through each such vesting dates.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MAXIM INTEGRATED PRODUCTS, INC.

By:/s/ Bruce Kiddoo

Bruce E. Kiddoo Senior Vice President and Chief Financial Officer

Date: May 11, 2015